As filed with the Securities and Exchange Commission on July 19, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROLUNG, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1922768 (I.R.S. Employer Identification No.)

757 East South Temple, Suite 150

Salt Lake City, Utah 84012

Telephone: (801) 736-0729

(Address of Principal Executive Offices, including Zip Code)

ProLung Inc.

Stock Incentive Plan

(Full title of the plan)

Steven Eror

Chief Executive Officer

ProLung Inc.

757 East South Temple, Suite 150

Salt Lake City, Utah 84012

Telephone: (801) 736-0729

 (Name, address and telephone number, including area code, of agent for service)

Copy to: Bryan T. Allen Parr Brown Gee & Loveless 101 South, 200 East, Suite 700 Salt Lake City, Utah 84111 (801) 532-7840

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer .	Accelerated filer .
Non-accelerated filer . (Do not check if a smaller reporting company)	Smaller reporting company X .
Emerging growth company X .

If an emerging growth company, indicate by check mark if the registration has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.      .

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Shares, $.001 par value	7,200,000	$1.50	$10,800,000	$1,252

(1)

This Registration Statement shall also cover any additional shares of the common stock of ProLung Inc. (the “Registrant”) which become issuable under its Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of ProLung Inc.

(2)

Calculated in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended, based on a price of $1.50 per share, which is the last price at which shares of common stock were sold pursuant to a private placement of common stock. The common stock is not registered, traded or quoted on a stock exchange or market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated herein by reference (SEC File No. 000-54600):

(1)

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on April 17, 2017, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 19, 2017;

(2)

The Registrants Quarterly Report on Form 10-Q for the period ended March 31, 2017 filed with the Commission on May 22, 2017, as amended by Amendment No. 1 filed with the Commission on May 23, 2017;

(3)

The Registrant’s Current Reports on Form 8-K filed with the Commission on February 17, 2017, April 6, 2017, May 10, 2017, May 11, 2017, June 13, 2017, June 19, 2017, June 29, 2017, and July 19, 2017; and

(4)

The description of the Common Stock contained in the Registrant’s Registration Statement on Form 10/A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by ProLung Inc. pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.

Description of Securities.

Not applicable.

Item 5.

Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant’s First Amended and Restated Bylaws provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law any person who was or is made or is threatened to be made a party or is otherwise involved in an action, suit or proceeding, whether civil, criminal, administrative or investigation (a “proceeding) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Registrant is required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors.

The First Amended and Restated Bylaws of the Registrant also permit advancement of expenses, if the director or officer provides an undertaking to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified. The First Amended and Restated Bylaws of the Registrant also provide that any obligation to indemnify shall be reduced by any amount the indemnitee may collect from another entity.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

The Registrant’s Third Amended and Restated Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s Certificate of Incorporation and By-laws, and the arrangements referred to above, and are qualified in their entirety by reference thereto.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Third Amended and Restated Certificate of Incorporation(1)
4.2	First Amended and Restated Bylaws(1)
4.3	Prolung, Inc. Stock Incentive Plan *
5.1	Opinion of Parr Brown Gee & Loveless as to the legality of the securities being registered*
23.1	Consent of MaloneBailey, LLP*
23.2	Consent of Parr Brown Gee & Loveless (included in Item 5.1 above).
24.1	Power of Attorney (included on signature page of this Registration Statement).

*Filed herewith

(1)

Incorporated by reference to the Current Report on Form 8-K filed with the SEC on July 19, 2017

Item 9. Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this item do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on July 21, 2017

PROLUNG, INC.

By: Steven C. Eror Steven C. Eror President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated. Each person whose signature to this registration statement appears below hereby constitutes and appoints Steven C. Eror as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file (i) any and all amendments and post-effective amendments to this registration statement, and any and all exhibits, instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and (ii) a registration statement and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Steven C. Eror
Steven C. Eror	Chief Executive Officer (Principal Executive Officer)	July 21, 2017

/s/ Mark V. Anderson
Mark V. Anderson	Chief Financial Officer (Principal Financial Officer)	July 21, 2017

/s/ John C. Ruchdeschel
John C. Ruchdeschel	Director	July 21, 2017

/s/ Robert W. Raybould
Robert W. Raybould	Director	July 21, 2017

/s/ Todd Morgan
Todd Morgan	Chairman of the Board, Director	July 21, 2017

/s/ Scott Nixon
Scott Nixon	Director	July 21, 2017

/s/ Robin L. Smith
Robin L. Smith	Director	July 21, 2017

PROLUNG, INC.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Third Amended and Restated Certificate of Incorporation(1)
4.2	First Amended and Restated Bylaws(1)
4.3	Prolung, Inc. Stock Incentive Plan *
5.1	Opinion of Parr Brown Gee & Loveless as to the legality of the securities being registered*
23.1	Consent of MaloneBailey, LLP*
23.2	Consent of Parr Brown Gee & Loveless (included in Item 5.1 above).
24.1	Power of Attorney (included on signature page of this Registration Statement).

*Filed herewith

(1)

Incorporated by reference to the Current Report on Form 8-K filed with the SEC on July 19, 2017